UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2005

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1768 Automation Parkway

San Jose, California 95131

(Address of Principal Executive Offices, Including Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 20, 2005, we issued a press release announcing that we had agreed to sell our Ottawa, Canada facility. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On May 23, 2005, we issued a press release announcing that we had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Acterna Inc., a Delaware corporation, JDSU Acquisition VII, Inc., a Delaware corporation and our wholly-owned subsidiary and, for the limited purpose of performing certain duties, Antelope Indemnity Holdings, LLC.

Under the terms of the Merger Agreement, JDSU Acquisition VII, Inc. will merge with and into Acterna Inc. and Acterna Inc. will become our wholly-owned subsidiary. Based on our closing stock price on May 23, 2005 and subject to certain adjustments, we will acquire Acterna Inc. for $760 million, comprising of $450 million in cash and $310 million in our common stock. The merger is subject to customary closing conditions and regulatory approvals. The full text of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press release issued May 20, 2005 announcing the sale of the Ottawa, Canada facility.

99.2	Press release issued May 23, 2005 announcing the acquisition of Acterna Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By: /s/ Christopher S. Dewees
Christopher S. Dewees Senior Vice President and General Counsel

May 23, 2005

Exhibit Index

Exhibit Number	Description of Document
99.1	Press release issued May 20, 2005 announcing the sale of the Ottawa, Canada facility

99.2	Press release issued May 23, 2005 announcing the acquisition of Acterna Inc.

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